Report of Independent Registered Public
Accounting Firm
The Board of Managers of
Blue Rock Market Neutral Fund, LLC

In planning and performing our audit of
the financial statements of Blue Rock Market
Neutral Fund, LLC (the Fund) for the year ended March 31, 2013, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we
considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
Management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company
(2) provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with the authorization of management and directors of the company and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the companys assets that could have a material effect on the financial statements.
Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was for
the limited purpose described in the
first paragraph and would not necessarily
disclose all deficiencies in internal
control that might be material weaknesses
under the standards established by the
Public Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Funds internal
control over financial reporting and its
operation, including controls over
safeguarding securities, that we consider
to be a material weakness as defined above
as of March 31, 2013.
This report is intended solely for the
information and use of management and the
Board of Managers of the Fund and the
Securities and Exchange Commission and is
not intended to be and should not be used
by anyone other than these specified
parties.
/s/ KPMG LLP
Minneapolis, Minnesota
May 29, 2013






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